Arkansas Secretary of State

Certificate of Amendment

For

J-Kan, Incorporated

The undersigned pursuant to the Arkansas Business Corporation Act of 1987 (Act 958 of 1987), sets forth the following:

1.

The name of the corporation is J-KAN, and is duly organized, created and existing under and by virtue of the laws of the State of Arkansas.

2.

The amendment to the Articles of Incorporation was adopted on 11th day of October, 2006.

3.

The Articles of Incorporation are amended as follows:

4.

If an amendment provides for an exchange, reclassification or cancellation of issued shares and such provisions are not contained in the amendment itself, state the provision for the implementation.

PAR VALUE OF COMMON STOCK OF THE CORPORATION IS NOW $0.01. THE TOTAL NUMBER OF SHARES NOW AUTHORIZED BY THE CORPORATION IS NOW 100,000,000.

5.

The amendment was adopted by the incorporators or board of directors of the corporation, no action by the shareholders was required to adopt the amendment.

Signature

JERRY W NEEL JR.

Title

PRESIDENT